Consent of Independent Accountants


We hereby consent to the inclusion in Pre-Effective
Amendment No. 2 to the registration statement on Form
N-1A (the "Registration Statement") of our report dated
October 19,1999, relating to the financial statements of Bearguard Fund (constituting the Bearguard Funds, Inc.).
We also consent to the references to our firm in the Prospectus and Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 21, 1999